Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated 2019 Stock-Based Compensation Plan of Egalet Corporation of our report dated March 29, 2019, with respect to the consolidated financial statements of Egalet Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Philadelphia, PA

March 29, 2019